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Exhibit 5.1

Hogan Lovells US LLP One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, CO 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

June 27, 2012

Boards of Directors
Regal Entertainment Group
Regal Cinemas Corporation
7132 Regal Lane
Knoxville, Tennessee 37918

Ladies and Gentlemen:

        We are acting as counsel to Regal Entertainment Group, a Delaware corporation (the "Company"), and Regal Cinemas Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the "Subsidiary"), in connection with their registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to (a) the proposed public offering of an unlimited amount of one or more series of the following securities of the Company: (i) debt securities (the "Debt Securities"), (ii) shares of preferred stock, $0.001 par value per share (the "Preferred Shares"), (iii) shares of Class A common stock, $0.001 par value per share (the "Common Shares"), (iv) Preferred Shares represented by depositary receipts (the "Depositary Shares"), (v) warrants to purchase Debt Securities, Preferred Shares, Common Shares, Depositary Shares or securities of third parties or other rights (the "Warrants"), (vi) purchase contracts representing an obligation to purchase Debt Securities, Preferred Shares, Common Shares, Warrants or Depository Shares (the "Purchase Contracts"), and (vii) units consisting of any combination of two or more Securities (as defined herein) (the "Units"), and (b) the proposed public offering of an unlimited amount of debt securities of the Subsidiary (the "Subsidiary Debt Securities"), which the Company may guarantee (the "Guarantees" and, together with the Debt Securities, Preferred Shares, Common Shares, Warrants, Depositary Shares, Purchase Contracts, and Units, the "Securities"), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. "Hogan Lovells" is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Abu Dhabi    Alicante    Amsterdam    Baltimore    Beijing
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        For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company or Subsidiary Debt Securities of the Subsidiary to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or the Subsidiary, as appropriate, or a duly authorized committee of such board ("Board Action") consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's and the Subsidiary's charter and bylaws and applicable Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or the Subsidiary or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities or Subsidiary Debt Securities; (ii) at the time of offer, issuance and sale of any Securities or Subsidiary Debt Securities, the Registration Statement will have been declared or become effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture between the Company and a financial institution identified therein as a trustee, in a form that will have been approved by the appropriate board action; (iv) any Subsidiary Debt Securities will be issued pursuant to an indenture among the Subsidiary and a financial institution identified therein as a trustee, and, if guaranteed, the Company, in a form that will have been approved by the appropriate board action; (v) the indenture under which any Debt Securities or Subsidiary Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (vi) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) prior to any issuance of Preferred Shares or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (viii) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (ix) any Purchase Contracts will be issued under one or more agreements, each to be between the Company and a financial institution or other party identified therein; (x) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as unit agent; (xi) if being sold by the issuer thereof, the Securities and/or Subsidiary Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xii) the Company and the Subsidiary will remain Delaware corporations.

        To the extent that the obligations of the Company with respect to the Securities and the obligations of the Subsidiary with respect to the Subsidiary Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities or Subsidiary Debt Securities, under the warrant agreement for any Warrants, under the deposit agreement for any Depositary Shares, under the purchase agreement for any Purchase Contracts, and under the unit agreement for any Units, namely, the trustee, the warrant agent, the depositary, applicable counterparty or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, deposit agreement, purchase agreement or unit agreement, as applicable; that such indenture, warrant agreement, deposit agreement, purchase agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, deposit agreement, purchase agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, deposit agreement, purchase agreement or unit agreement, as applicable.

        This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (c) and (d), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (b), (e), (f), (g), (h) and (i) the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

          (a)   The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants, Purchase Contracts or Units), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

          (b)   The Subsidiary Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Subsidiary and the trustee named therein, and, if guaranteed, the Company, and upon authentication by such trustee and due execution and delivery on behalf of the Subsidiary in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Subsidiary.

          (c)   The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Warrants, Purchase Contracts or Units and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

          (d)   The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Warrants, Purchase Contracts or Units and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

          (e)   The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

          (f)    The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

          (g)   The Purchase Contracts, upon due execution and delivery of an agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

          (h)   The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying securities that are components of such Units in accordance with any applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), certificate of designations (in the case of underlying Preferred Stock), deposit agreement (in the case of underlying Depositary Shares), warrant agreement (in the case of underlying Warrants), or purchase contract agreement (in the case of underlying Purchase Contracts), and assuming that the underlying securities that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

          (i)    The Guarantees, upon due execution and delivery of the Subsidiary Debt Securities by or on behalf of the Subsidiary against receipt by the Subsidiary of lawful consideration therefore, and upon due execution and delivery of all necessary corporate action of the Company in accordance with the provisions of any such Guarantee, will constitute valid and binding obligations of the Company.

        The opinions expressed in Paragraphs (a), (b), (e), (f) (g), (h) and (i) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities or Subsidiary Debt Securities are considered in a proceeding in equity or at law).

        This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Hogan Lovells US LLP
Hogan Lovells US LLP

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  Exhibit 5.1